     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 2001

                                                    REGISTRATION NO. 333-[     ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM F-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD
             (Exact name of registrant as specified in its charter)

                                 NOT APPLICABLE
                (Translation of Registrant's name into English)
                             ---------------------

         REPUBLIC OF SINGAPORE                            3674                              NOT APPLICABLE
    (State or other jurisdiction of           (Primary Standard Industrial         (I.R.S. Employer Identification
    incorporation or organization)             Classification Code Number)                     Number)

                         60 WOODLANDS INDUSTRIAL PARK D
                           STREET 2, SINGAPORE 738406
                                 (65) 362-2838
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  CHARTERED SEMICONDUCTOR MANUFACTURING, INC.
                             1450 MCCANDLESS DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 941-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                 MICHAEL W. STURROCK, ESQ.                                       CHRISTINA ONG, ESQ.
                     LATHAM & WATKINS                                             TAN TZE GAY, ESQ.
                     80 RAFFLES PLACE                                             ALLEN & GLEDHILL
                    #14-20 UOB PLAZA 2                                            36 ROBINSON ROAD
                     SINGAPORE 048624                                             #18-01 CITY HOUSE
                       (65) 536-1161                                              SINGAPORE 068877
                                                                                    (65) 225-1611

                             ---------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ----------
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO     AMOUNT TO BE      AGGREGATE PRICE PER  AGGREGATE OFFERING        AMOUNT OF
           BE REGISTERED                  REGISTERED             UNIT(1)             PRICE(1)        REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------
Debt Securities(3).................
------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value $0.26 per
  share, including ordinary shares
  represented by American Depositary
  Shares(3)........................
------------------------------------------------------------------------------------------------------------------------
Preference Shares(3)...............
------------------------------------------------------------------------------------------------------------------------
Warrants(3)........................
------------------------------------------------------------------------------------------------------------------------
Total..............................    $4,000,000,000(4)          100%           $4,000,000,000(4)       $1,000,000
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 in respect of the $4,000,000,000 of previously unregistered securities registered hereunder.
(3) There is being registered an indeterminate principal amount of Debt Securities and an indeterminate number of Ordinary Shares, Preference Shares and Warrants up to a total dollar amount of $3,000,000,000 as may be issued from time to time by the Registrant, including issuances of Debt Securities, Ordinary Shares, Preference Shares and Warrants upon the exercise or conversion of Debt Securities, Preference Shares and Warrants, to the extent any such securities are, by their terms, exercisable or convertible into Debt Securities, Ordinary Shares, Preference Shares or Warrants. There is also being registered hereunder an indeterminate number of Ordinary Shares up to a total dollar amount of $1,000,000,000 as may be offered from time to time by the Selling Shareholders. The Registrant previously caused to be registered 200,000,000 American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares pursuant to Registration Statements on Form F-6. Each American Depositary Share represents ten Ordinary Shares.
(4) The prospectus included herein relates to $4,000,000,000 of previously unregistered securities, of which $3,000,000,000 relates to securities that may be issued from time to time by the Registrant and $1,000,000,000 relates to Ordinary Shares that may be offered from time to time by the Selling Shareholders. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
                             ---------------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 12, 2001

PROSPECTUS

                                 $4,000,000,000

                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD

                                DEBT SECURITIES
                                ORDINARY SHARES
                               PREFERENCE SHARES
                                    WARRANTS

                             ---------------------

     This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. This means:

     - we may issue the debt securities, ordinary shares (directly or in the form of American Depositary Shares, or ADSs), preference shares, and warrants covered by this prospectus from time to time;

     - ordinary shares (directly or in the form of ADSs) may also be offered by the selling shareholders under this prospectus from time to time. Please see "Selling Shareholders" and "Plan of Distribution" for more information about the selling shareholders;

     - we will provide a prospectus supplement each time we issue or the selling shareholders sell the securities; and

     - the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

     Of the $4,000,000,000 of securities covered by this prospectus:

     - we may issue securities from time to time up to a total dollar amount of $3,000,000,000; and

     - the selling shareholders may sell ordinary shares (directly or in the form of ADSs) from time to time up to a total dollar amount of $1,000,000,000.

     You should read this prospectus and any prospectus supplement carefully before you invest. Our ordinary shares are listed on the Singapore Exchange Securities Trading Limited under the symbol "Chartered" and our ADSs are quoted on the Nasdaq National Market under the symbol "CHRT".

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE [6] IN THIS
PROSPECTUS.

     Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                  This Prospectus is dated March        , 2001

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                               TABLE OF CONTENTS

SECTIONS                                                      PAGE
--------                                                      ----
Table Of Contents...........................................    i
About This Prospectus.......................................    1
Where You Can Find More Information.........................    1
Incorporation By Reference..................................    2
Chartered Semiconductor Manufacturing Ltd...................    3
Recent Developments.........................................    3
Forward-Looking Statements..................................    5
Risk Factors................................................    6
Use Of Proceeds.............................................   18
Ratio Of Earnings To Fixed Charges..........................   18
Description Of Debt Securities..............................   18
Description Of Ordinary Shares..............................   26
Description Of American Depositary Shares...................   30
Description Of Preference Shares............................   36
Description Of Warrants.....................................   37
Selling Shareholders........................................   37
Plan Of Distribution........................................   38
Legal Matters...............................................   40
Experts.....................................................   40

                             ABOUT THIS PROSPECTUS

     This document is called a prospectus and is part of a registration statement that we filed with the SEC using a "shelf" registration or continuous offering process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $3,000,000,000. In addition, under the shelf process, one or more selling shareholders may from time to time sell ordinary shares (directly or in the form of ADSs) described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000.

     This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we or the selling shareholders sell securities we or the selling shareholders will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information".

     The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information".

     When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we, the selling shareholders nor any underwriters or agents have authorized anyone to provide you with different information. Neither we nor the selling shareholders are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

     Unless otherwise mentioned or unless the context requires otherwise, all references in this document to "Chartered," "our company," "we," "our" and "us" refer to Chartered Semiconductor Manufacturing Ltd, a limited liability company formed in the Republic of Singapore, and its subsidiaries. When we refer to "Singapore dollars and "S$" in this document, we are referring to Singapore dollars, the legal currency of Singapore. When we refer to "U.S. dollars," "dollars," "$" and "US$" in this document, we are referring to United States dollars, the legal currency of the United States. For your convenience, we have included in this document translations of some Singapore dollar amounts into U.S. dollar amounts based on an exchange rate of S$1.7470 to US$1.00 as of September 30, 2000. These translations should not be construed as a representation that those Singapore dollar or U.S. dollar amounts could have been, or could be, converted to U.S. dollar or Singapore dollars, as the case may be, at any particular rate, the rate stated above, or at all.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form F-3
(Registration No. [       ]) with respect to the securities we and the selling
shareholders are offering. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we and the selling shareholders are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

     We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F no later than six months after the close of our fiscal year, which is December 31. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

     Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document we file at the SEC's public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any future filings made with the SEC until we and the selling shareholders sell all of the securities covered by this prospectus:

     - our annual report on Form 20-F for the fiscal year ended December 31, 1999 filed with the SEC on March 20, 2000 and the Amendment thereto filed with the SEC on March 22, 2000.

     - our reports on Form 6-K filed with the SEC on:

        - April 7, 2000;

        - April 14, 2000;

        - April 18, 2000;

        - May 15, 2000;

        - May 25, 2000;

        - May 31, 2000;

        - June 30, 2000;

        - July 21, 2000;

        - July 25, 2000;

        - August 14, 2000;

        - August 25, 2000;

        - September 1, 2000;

        - September 28, 2000;

        - October 20, 2000;

        - October 27, 2000;

        - November 6, 2000;

        - November 14, 2000;

        - November 20, 2000;

        - December 6, 2000;

        - December 14, 2000;

        - December 28, 2000;

        - January 30, 2001;

        - February 20, 2001;

        - February 28, 2001; and

        - March 2, 2001

     - our registration statement on Form 8-A filed with the SEC on October 26, 1999.

     We will provide, without charge, at the written or oral request of anyone, including any beneficial owner, to whom this prospectus is delivered, copies of the documents incorporated by reference in this prospectus, other than exhibits to those documents which are not specifically incorporated by reference. Requests should be directed to: Chartered Semiconductor Manufacturing Ltd, 60 Woodlands Industrial Park D, Street 2, Singapore 738406, Attention: Legal Department; telephone number: (65) 362-2838.

                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD

     Chartered is one of the world's leading independent semiconductor foundries. We provide comprehensive wafer fabrication services and technologies to semiconductor suppliers and manufacturers of electronic systems. We focus on providing foundry services to customers that serve high-growth, technologically advanced applications, including communications applications such as cable modems, data networking and telecommunications equipment. Our top five customers for the year 2000 were Agilent Technologies, Ericsson, Broadcom, ST Microelectronics and Conexant.

     We currently own, or have an interest in, five fabrication facilities, all of which are located in Singapore. In addition, we have recently completed a substantial portion of the construction of our sixth fab, Fab 7. We have service operations in 11 locations and in seven countries in North America, Europe and Asia. We were incorporated in Singapore in 1987. As of February 28, 2001, we were 60.8% owned by Singapore Technologies, or ST, and its affiliate. ST is one of Singapore's largest industrial conglomerates and is indirectly wholly-owned by the Government of Singapore.

     Our principal executive and registered offices are located at 60 Woodlands Industrial Park D, Street 2, Singapore 738406. Our telephone number is (65) 362-2838. Our internet address is www.charteredsemi.com. INFORMATION CONTAINED ON OUR WEB SITE DOES NOT CONSTITUTE A PART OF THIS DOCUMENT.

                              RECENT DEVELOPMENTS

     Manufacturing Facilities. As a result of the lower near-term growth outlook in 2001 and the resulting drop in demand for wafers, we have revised our plans for our sixth fab, Fab 7. As revised, our plan is to equip Fab 7 with 300mm manufacturing equipment instead of our original plan of equipping it with 200mm manufacturing equipment. With this change, we expect that Fab 7 will have a longer useful life as it will be equipped with machines capable of fabricating larger-diameter wafers which we expect to be the industry standard of the future. This revised plan will require additional capital expenditure of approximately $1.4 billion for Fab 7, which is 67% higher than our original capital expenditure of $2.1 billion planned for Fab 7, bringing the total capital expenditure for Fab 7 to $3.5 billion. We expect to require additional financing to complete construction and equipping of Fab 7.

     In addition to revising our plans for Fab 7, as a result of the changes in the near-term growth outlook, we have also revised our previous output and capacity projections of our other fabs. The following table reflects our output and wafer-capacity figures as of December 31, 2000 for each of our fabs (except for Fab 7, which is as of March 2001). Fabs 1, 2 and 3 are wholly-owned and operated by our company. Fab 5 is operated by Silicon Manufacturing Partners, or SMP, which we jointly own with Agere Systems Singapore Pte. Ltd., a subsidiary of Agere Systems Inc. (the former Microelectronics Group of Lucent Technologies Inc.). Fab 6 is operated by Chartered Silicon Partners, or CSP, which we jointly own with EDB Investments and a subsidiary of Agilent Technologies. As of March 2001, our expectation is that pilot production will begin at Fab 7, which is wholly-owned and will be operated by our company, in mid 2002. We do not have a Fab 4.

                                       FAB 1             FAB 2             FAB 3            FAB 5(1)          FAB 6(1)
                                  ----------------  ----------------  ----------------  ----------------  ----------------
Production commenced............        1989              1995              1997              1999              2000
Current output(2)...............  29,400 wafers(3)  41,200 wafers     18,800 wafers     15,700 wafers     2,700 wafers per
                                  per month         per month         per month         per month         month
Estimated full capacity(4)......  28,000 wafers(3)  52,000 wafers     26,000 wafers     24,000 wafers     41,000 wafers
                                  per month;        per month;        per month;        per month;        per month;
                                                    expected 2002     expected 2002     expected 2002     expected 2003
Wafer size......................  Six-inch          Eight-inch        Eight-inch        Eight-inch        Eight-inch
                                  (150mm)           (200mm)           (200mm)           (200mm)           (200mm)
Process Technologies............  1.2 to 0.5um      0.6 to 0.3um(6)   0.35 to           0.25 to           0.25 to
                                                                      0.22um(6)         0.15um(6)         0.13um(6)
Manufacturing Technologies......  Digital; Analog;  Digital; Analog;  Digital; SRAM;    0.25 Digital;     High
                                  ROM; EEPROM(7)    SRAM; Flash       ROM(7)            BiCMOS; Analog;   Performance,
                                                    Memory(7)                           eSRAM(7)          high-density
                                                                                                          CMOS; high
                                                                                                          density SRAM(7)
Clean room......................  34,000 sq. ft.    109,000 sq. ft.   86,000 sq. ft.    91,000 sq. ft.    123,000 sq. ft.
                                  Class 10; 10,000  Class-1 SMIF(8)   Class-1 SMIF(8)   Class-1 SMIF(8)   Class-1 SMIF(8)
                                  sq. ft. Class-1
                                  SMIF(8)

                                       FAB 7
                                  ----------------
Production commenced............   EXPECTED 2002
Current output(2)...............  --
Estimated full capacity(4)......  30,000 wafers(5)
                                  per month;
                                  expected 2004
Wafer size......................  Twelve-inch
                                  (300mm)
Process Technologies............  0.18um and
                                  Lower(6)
Manufacturing Technologies......  Logic CMOS;
                                  high-density
                                  SRAM(7)
Clean room......................  170,000 sq. ft
                                  Class-1 SMIF(8)

---------------

(1) With respect to Fab 5 and Fab 6, the information includes capacity to which our strategic partners are entitled.
(2) Current output is as of December 31, 2000.
(3) Equivalent to 16,610 eight-inch wafers per month for current output and 15,820 eight-inch wafers per month for estimated full capacity. For purposes of estimating full capacity, we have assumed the production of wafers using a certain technology mix. Because we have been producing wafers with a different mix of technology than that previously assumed, we have been exceeding our estimated full capacity for Fab 1.
(4) Estimated capacity is based on our current and anticipated process technology mix, which may vary. Our projections of estimated full capacity have varied from previous projections made in 1999 and 2000 in terms of number of wafers and expected date for achieving full capacity because of recent revisions to our earlier plans, including expansion in production capacity, improvements in wafer technology mix and, in the case of Fab 7, a move towards fabrication of larger-diameter wafers.
(5) Equivalent to 75,000 eight-inch wafers per month for estimated full capacity.
(6) These manufacturing processes are preliminary and their successful implementation depend on various factors, including our ability to achieve advances in process technology or to obtain access to advanced process technology developed by others. These fabs can be retrofitted to achieve smaller geometries than those shown above.
(7) ROMs are read-only memory devices. EEPROMs are electrically erasable programmable read-only devices. SRAMs are static random access memory devices. eSRAMs are embedded static random access memory devices. CMOS means complementary metal oxide silicon. BiCMOS means bipolar complementary metal oxide silicon.
(8) Class 10 means a standard of air purity under which the amount of dust is limited to fewer than ten particles of dust per cubic foot of air. Class 1 means a standard of air purity under which the amount of dust is limited to fewer than one particle of dust per cubic foot of air. SMIF means standard mechanical interface.

     Increased Foundry Capacity. We intend to expand our production capacity to meet the anticipated needs of our customers. We plan to increase our total production capacity from approximately 94,600 eight-inch equivalent wafers per month in December 2000 to an estimated 183,500 eight-inch equivalent wafers per month (which figures include 49% of the production capacity of Fab 5 and 100% of the production capacity of Fab 6) by December 2003. On an aggregate annual basis, we expect our production capacity to increase from an existing capacity of approximately 985,000 eight-inch equivalent wafers in 2000 (which exceeded our earlier projection of 970,000), to approximately 1,250,000, 1,525,000 and 2,000,000 eight-inch equivalent wafers in years 2001, 2002 and 2003, respectively (which figures include 49% of the production capacity of Fab 5 and 100% of the production capacity of Fab 6). Our projections for the years 2001 and 2002 have been revised downwards from previous projections of 1,400,000 and 1,780,000 for 2001 and 2002 respectively, to reflect a more cautious plan in light of the uncertainty in the near-term market outlook. We believe that increasing our foundry capacity is critical to ensuring that we can satisfy our customers' volume requirements as they continue to grow.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and accompanying prospectus supplement contain or incorporate statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements can be identified by the use of forward-looking language such as "will likely result", "may", "are expected to", "is anticipated", "estimate", "projected", "intends to", or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in this prospectus and the accompanying prospectus supplement or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the accompanying prospectus supplement. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

     Important factors that could cause actual results to differ materially from our expectations are discussed under the heading "Risk Factors" below and elsewhere in this prospectus.

                                  RISK FACTORS

     You should consider the following risk factors and other information in this prospectus before deciding to buy our securities.

RISKS RELATED TO OUR FINANCIAL CONDITION

  We have a history of losses and negative cash flows and this may continue.

     Since our inception in 1987, we have incurred significant operating losses and negative cash flows. This was true even in years in which our revenues increased. For example, in 1998, revenue increased 11.3% over 1997 but operating losses were 103.9% higher. The increase in revenue in 1998 was driven by higher shipment volumes but was offset by a 12.0% decline from 1997 in our average selling price of semiconductor wafers, higher production costs on increased volume and under utilization of capacity at our fabrication facilities. More recently, for the first quarter of 2001, we expect to incur a net loss due to a reduction in revenues and under utilization of capacity at our fabrication facilities.

     As of December 31, 2000, we had a retained deficit of approximately $33.0 million. We cannot assure you that our operating losses or negative cash flows will not continue or increase in the future or that we will continue to be profitable.

  We need to continuously improve our device yields, maintain high capacity utilization and optimize the technology mix of our semiconductor wafer production to achieve our profit targets.

     The key factors that affect our profit margin are our ability to:

     - continuously improve our device yields;

     - maintain high capacity utilization; and

     - optimize the technology mix of our semiconductor wafer production.

     The term "device yields" means the actual number of usable semiconductor devices on a semiconductor wafer in relation to the total number of devices on the wafer. Our device yields directly affect our ability to attract and retain customers, as well as the price of our services.

     The term "capacity utilization" means the actual number of semiconductor wafers we are processing at a fabrication facility, or fab, in relation to the total number of wafers we have the capacity to process. Our capacity utilization affects our operating results because a large percentage of our operating costs are fixed. For example, in 1996, 1997 and 1998, a worldwide overcapacity of semiconductor wafer supply resulted in lower utilization rates at our fabs. More recently, for the first quarter of 2001, we have experienced under-utilization of capacity at our fabs and estimate that our capacity utilization in the first quarter of 2001 will be in the low 60 percentage range due to lower demand across all of our market segments. This has had a negative effect on our company during such periods. Other factors potentially affecting capacity utilization rates are the complexity and mix of the wafers produced, overall industry conditions, operating efficiencies, the level of customer orders, mechanical failure, disruption of operations due to expansion of operations or relocation of equipment and fire or natural disaster.

     Because the price of wafers varies significantly, the mix of wafers produced affects revenue and profitability. The value of a wafer is determined by the complexity of the device on the wafer. Production of devices with higher level functionality and greater system-level integration requires more manufacturing steps than the production of less complex devices and commands higher wafer prices.

     If we are unable to continuously improve our device yields, maintain high capacity utilization or optimize the technology mix of our wafer production, we may not be able to achieve our profit targets, in which case the market price of our securities could fall.

  Our operating results fluctuate from quarter-to-quarter which makes it difficult to predict our future performance.

     Our revenues, expenses and operating results have varied significantly in the past and may fluctuate significantly from quarter-to-quarter in the future due to a number of factors, many of which are outside our control. These factors include, among others:

     - the cyclical nature of both the semiconductor industry and the markets served by our customers;

     - changes in the economic conditions of geographical regions where our customers and their markets are located;

     - shifts by integrated device manufacturers, or IDMs, between internal and outsourced production;

     - our customers' adjustments in their inventory;

     - the loss of a key customer or the postponement of an order from a key customer;

     - the rescheduling or cancellation of large orders;

     - our inability to qualify new processes or customer products in a timely manner;

     - the return of wafers due to quality or reliability issues;

     - malfunction of our wafer production equipment;

     - the timing and volume of orders relative to our available production capacity;

     - our ability to obtain raw materials and equipment on a timely and cost effective basis;

     - environmental events or industrial accidents such as fires or explosions;

     - currency and interest rate fluctuations that may not be adequately hedged; and

     - technological changes.

     Due to the factors noted above and other risks discussed in this section, many of which are beyond our control, you should not rely on quarter-to-quarter comparisons to predict our future performance. Unfavorable changes in any of the above factors may seriously harm our company. In addition, it is possible that in some future periods our operating results may be below the expectations of public market analysts and investors. In this event, the price of securities may underperform or fall.

  We expect to incur substantial capital expenditures in connection with our growth plans and may require additional financing that may not be available.

     Our business and the nature of our industry require us to make substantial capital expenditures leading to a high level of fixed costs. We expect to incur significant capital expenditures in connection with our growth plans. For example, we expect to incur approximately $1.2 billion of capital expenditures in year 2001, which represents an increase of more than 20% over year 2000. We also anticipate that from time to time we will expand and add equipment to increase the capacity of our existing fabs, two of which are jointly-owned with third parties. We expect to require additional financing to complete such equipping. The foregoing capital expenditures will be made in advance of sales. Given the fixed cost nature of our business, we may incur losses if our revenue does not adequately offset the level of our capital expenditures, as occurred in 1997, 1998 and the first three quarters of 1999. Additionally, our actual expenditures may exceed our planned expenditures for a variety of reasons, including changes in our growth plan, our process technology, market conditions, customer requirements, interest rates and other factors.

     In September 2000, CSP, our strategic alliance that owns and operates Fab 6, entered into a credit facility providing for borrowings of $820 million to finance its capital expenditure requirements. The actual amount of debt to be incurred under the facility will be influenced by several factors, including without limitation, the speed and timing of the ramp up of operations at Fab 6, our cash flow position and the need to comply with specified debt-to-equity ratios under the terms of the credit facility.

     We will require additional financing to fund our current growth plan. There can be no assurance that additional financing will be available at all or, if available, that such financing will be obtained on terms favorable to us or that any additional financing will not be dilutive to our shareholders or creditors. In addition, a substantial portion of our borrowings is guaranteed by our controlling shareholder, ST, and its affiliates. We may not be able to obtain similar credit guarantees from ST in the future.

  We have a high level of debt. If we are unable to make interest and principal payments on our debt, it could seriously harm our company.

     We have now and will continue to have a significant amount of debt. Our high level of debt and the covenants contained in our financing documents could have important consequences to you. For example, they could:

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to pursue our growth plan;

     - require us to seek the lender's consent prior to paying dividends on our ordinary shares;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the semiconductor industry; and

     - limit our ability to incur additional borrowings or raise additional financing.

     We cannot assure you that we will be able to make interest and principal payments on debt incurred in connection with our growth if the average selling prices or demand for our semiconductor wafers are lower than expected.

  Changes in US accounting standards may impact our financial reporting.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000 and became effective for our company on January 1, 2001. The accounting for changes in fair value (i.e. gains and losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reason for holding it. Some of our derivative instruments did not qualify for hedge accounting and although adoption of SFAS No. 133 did not have a material effect on our company's financial position or results of operations as of January 1, 2001, there are no assurances that future derivative instrument transactions will not have a material effect on our company's financial position or results of operations.

RISKS RELATED TO OUR OPERATIONS

  The cyclical nature of the semiconductor industry and the periodic overcapacity that results from this may seriously harm our company.

     The semiconductor industry has historically been highly cyclical and, at various times, has experienced significant economic downturns characterized by production overcapacity, reduced product demand, and rapid erosion of average selling prices. Historically, companies in the semiconductor industry have expanded aggressively during periods of increased demand, as we and our competitors have done. As a result, periods of overcapacity in the semiconductor industry have frequently followed periods of increased demand. We expect this pattern to be repeated in the future. In addition, the markets for semiconductors are characterized by rapid technological change, evolving industry standards, intense competition and fluctuations in end-user demand. Our operating results for 1997 and 1998 were seriously harmed by a downturn in the semiconductor market. Future downturns in the semiconductor industry may be severe and could seriously harm our company. In particular, the combination of a sharp inventory correction in end markets and weakening economic performance, particularly in the U.S., towards the end of 2000 could seriously harm our company.

  A decrease in demand for communications equipment and personal computers may significantly decrease the demand for our services.

     A significant percentage of our sales revenue is derived from customers who use our manufacturing services to make semiconductors for communications equipment and personal computers. Any significant decrease in the demand for communications equipment or personal computers may decrease the demand for our services and could seriously harm our company. In addition, the declining average selling price of communications equipment and personal computers places significant downward pressure on the prices of the components that are used in such equipment. If the average selling prices of communications equipment and personal computers continue to decrease, the downward pricing pressure on components produced by our company may reduce our revenue and therefore reduce our gross profit margin significantly. More recently, the slow down in the economic growth in the U.S. has caused a decline in demand for semiconductor wafers by our customers that are located in or that have markets in the U.S. This may in turn result in downward pricing pressure and the reduction of our revenue and our gross profit margins which could seriously harm our company.

  We depend on a small number of customers for a significant portion of our revenues.

     We have been largely dependent on a small number of customers for a substantial portion of our business. Our top ten customers accounted for 62.3% and 58.8% of our total net revenue in 1999 and 2000, respectively. In 1999, our two largest customers accounted for approximately 11.1% and 7.4% of our total net revenue, respectively, and, in 2000, our two largest customers accounted for 12.9% and 9.7% of our total net revenue, respectively. We expect that we will continue to be dependent upon a relatively limited number of customers for a significant portion of our revenue. We cannot assure you that revenue generated from these customers, individually or in the aggregate, will reach or exceed historical levels in any future period. Loss or cancellation of business from, significant changes in scheduled deliveries to, the return of wafers due to quality or reliability issues by, or decreases in the prices of services sold to, any of these customers could seriously harm our company.

  Our customers do not place purchase orders far in advance. Therefore, we do not have any significant backlog.

     Our customers generally do not place purchase orders far in advance. In addition, due to the cyclical nature of the semiconductor industry, our customers' purchase orders have varied significantly from period-to-period. As a result, we do not typically operate with any significant backlog. The lack of a significant backlog makes it difficult for us to forecast our net revenue in future periods. Moreover, our expense levels are based in part on our expectations of future revenue and we may be unable to adjust costs in a timely manner to compensate for revenue shortfalls. We expect that in the future our revenue in any quarter will continue to be substantially dependent upon purchase orders received in that quarter. We cannot assure you that any of our customers will continue to place orders with us in the future at the same levels as in prior periods.

  We may not be able to implement new technology as it becomes available which may affect our ability to produce advanced products at competitive prices.

     The semiconductor industry is rapidly developing and the technology used is constantly evolving. If we do not anticipate the technology evolution and rapidly adopt new and innovative technology, we may not be able to produce sufficiently advanced products at competitive prices. There is a risk that our competitors may adopt new technology before we do, resulting in our loss of market share. If we do not continue to produce the most advanced products at competitive prices, our customers may use the services of our competitors instead of our services, which could seriously harm our company.

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

  We depend on our technology partners to advance our portfolio of process technologies.

     Enhancing our manufacturing process technologies is critical to our ability to provide services for our customers. We intend to continue to advance our process technologies through internal research and development efforts and technology alliances with leading semiconductor vendors. Although we have an internal research and development team focused on developing new semiconductor manufacturing process technologies, we are dependent on our technology partners to advance our portfolio of process technologies. We currently have joint development and technology sharing agreements with Agere Systems Inc. (the former Microelectronics Group of Lucent Technologies Inc.), Agilent Technologies, and a joint development agreement with Ericsson Microelectronics AB, or Ericsson. If we are unable to continue our technology alliances with these partners on mutually beneficial economic terms, or are unable to enter into new technology alliances with other leading semiconductor vendors, we may not be able to continue providing our customers with leading edge process technologies, which could seriously harm our company.

  We depend on our strategic alliances relating to fab 5 and fab 6. Termination of either of these alliances could seriously harm our company.

     We currently have two strategic alliances relating to the operation of Fab 5 and Fab 6. Silicon Manufacturing Partners, or SMP, which operates Fab 5, is jointly-owned with Agere Systems Singapore Pte Ltd., (formerly Lucent Technologies Microelectronics Pte. Ltd.), a subsidiary of Agere Systems Inc. CSP, which owns and operates Fab 6, is jointly-owned with a subsidiary of Agilent Technologies and with EDB Investments Pte Ltd. We believe our alliances with these companies give us access to select leading edge process technologies, moderate our development costs and capital expenditures and increase our fab utilization rates. The termination of either of these alliances could seriously harm our company.

  We may not be able to compete successfully in our industry.

     The worldwide semiconductor foundry industry is highly competitive. We compete with dedicated foundry service providers such as Taiwan Semiconductor Manufacturing Corporation, or TSMC, and United Microelectronics, or UMC, as well as the foundry operation services of some IDMs such as International Business Machines, or IBM. IDMs principally manufacture and sell their own proprietary semiconductor products, but may offer foundry services. Further, there have been a number of new entrants to the semiconductor foundry industry. Our competitors may have greater access to capital and substantially greater production, research and development, marketing and other resources than we do. As a result, these companies may be able to compete more aggressively over a longer period of time than we can.

     A number of semiconductor manufacturers, including our primary competitors and our company, have recently announced plans to increase their manufacturing capacity (including setting up fabrication facilities in Singapore) and, as a result, we expect that there will be a significant increase in worldwide semiconductor capacity over the next five years. If growth in demand for this capacity fails to match the growth in supply, or occurs more slowly than anticipated, there may be more intense competition and pressure on the pricing of our services may result. Any significant increase in competition may erode our profit margins and weaken our earnings.

     The principal elements of competition in the wafer foundry market include technical competence, time-to-market, research and development quality, available capacity, device yields, customer service and price. We cannot assure you that we will be able to compete successfully in the future, which could seriously harm our company.

  Our business depends in part on our ability to obtain and preserve intellectual property rights.

     Our ability to compete successfully and achieve future growth will depend, in part, on our ability to protect our proprietary technology. As of December 31, 2000, we had filed an aggregate of 970 patent applications worldwide (520 of which were filed in the U.S.) and held 272 patents worldwide (219 of which are U.S. patents), relating to our production processes. We intend to continue to file patent applications when and where appropriate to protect our proprietary technologies. The process of seeking patent protection may take a long time and be expensive. We cannot assure you that patents will be issued from pending or future applications or that, if patents are issued, they will not be challenged, invalidated or circumvented or that the rights granted under the patents will provide us with meaningful protection or any commercial advantage. In addition, we cannot assure you that the Asian countries in which we market our services, such as Taiwan and China, will protect our intellectual property rights to the same extent as the United States.

  We may be subject to intellectual property rights disputes.

     Our ability to compete successfully depends on our ability to operate without infringing the proprietary rights of others. We have no means of knowing what patent applications have been filed in the United States and elsewhere until they are granted. Although we are not currently a party to any material litigation involving patent infringement, the semiconductor industry is characterized by frequent litigation regarding patent and other intellectual property rights. As is typical in the semiconductor industry, we have from time to time received communications from third parties asserting patents that cover certain of our technologies and alleging infringement of certain intellectual property rights of others. We expect to receive similar communications in the future. In the event any third party were to make a valid claim against us or our customers we could be required to:

     - discontinue using certain process technologies which could cause us to stop manufacturing certain semiconductors;

     - pay substantial monetary damages;

     - seek to develop non-infringing technologies, which may not be feasible;
       or

     - seek to acquire licenses to the infringed technology which may not be available on commercially reasonable terms, if at all.

     Our company could be seriously harmed by such developments. Litigation, which could result in substantial costs to us and diversion of our resources, may also be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. If we fail to obtain necessary licenses or if litigation relating to patent infringement or other intellectual property matters occurs, it could seriously harm our company.

RISKS RELATING TO MANUFACTURING

  We may experience difficulty in achieving acceptable device yields, product performance and delivery times as a result of manufacturing problems.

     The process technology for the manufacture of semiconductor wafers is highly complex, requires advanced and costly equipment and is continuously being modified in an effort to improve device yields and product performance. Microscopic impurities such as dust and other contaminants, difficulties in the production process, disruptions in the supply of utilities or defects in the key materials and tools used to manufacture wafers can cause a percentage of the wafers to be rejected or individual semiconductors on specific wafers to be non-functional, which in each case negatively affects our device yields. We have, from time to time, experienced production difficulties that have caused delivery delays, lower than expected device yields and the replacement of certain vendors of manufacturing equipment used in our production processes. We may also experience difficulty achieving acceptable device yields, product performance and product delivery times in the future as a result of manufacturing problems. These problems may result from, among other things, production failures, capacity constraints, construction delays, increasing production at new facilities, upgrading or expanding existing facilities or changing our process technologies. Any of these problems could seriously harm our company.

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

  We depend on our vendors of raw materials, supplies and equipment and do not typically have long-term supply contracts with them.

     We depend on our vendors of raw materials and supplies. To maintain competitive manufacturing operations, we must obtain from our vendors, in a timely manner, sufficient quantities of quality materials and supplies at acceptable prices. We obtain most of our materials and supplies, including critical materials such as raw semiconductor wafers, from a limited number of vendors. We purchase all of our key materials and supplies on a blanket purchase order basis. With the exception of one multi-year contract for the purchase of raw wafers, we do not have long term contracts with any other vendors. Further, although some of our blanket purchase order contracts contain price and capacity commitments, these commitments tend to be short-term in nature. As a result, from time to time due to capacity constraints, vendors have extended lead times or limited the supply of required materials and supplies to us. Consequently, from time to time, we have experienced difficulty obtaining quantities of raw materials we need on a timely basis.

     In addition, from time to time, we may reject materials and supplies that do not meet our specifications, resulting in declines in output or device yields. We cannot assure you that we will be able to obtain sufficient quantities of raw materials and other supplies of an acceptable quality. If our ability to obtain sufficient quantities of raw materials and other supplies in a timely manner is substantially diminished or if there are significant increases in the costs of raw materials, it could seriously harm our company.

     We also depend on a limited number of manufacturers and vendors that make and sell the complex equipment we use in our manufacturing processes. In periods of high market demand, the lead times from order to delivery of this equipment could be as long as 12 months. If there are delays in the delivery of this equipment or if there are increases in the cost of this equipment, it could seriously harm our company. Further, the long lead time reduces our flexibility in responding to changing market conditions.

  We depend on ST Assembly Test Services Ltd for most of our semiconductor assembly and testing requirements.

     Semiconductor assembly and testing are complex processes which involve significant technological expertise and specialized equipment. We work with several vendors for back-end turnkey services. However, to the extent that turnkey services are required by our customers, we currently subcontract to our affiliate ST Assembly Test Services Ltd, or STATS, a significant amount of such orders. STATS may, from time to time, experience production interruption due to, among other things, technical problems occurring during the assembly and testing processes. Because STATS is our major provider of these services, any prolonged interruption in STATS' operations or the termination of our affiliation with STATS could seriously harm our company.

  We are subject to the risk of loss due to fire because the materials we use in our manufacturing processes are highly flammable.

     We use highly flammable materials such as silane and hydrogen in our manufacturing processes and are therefore subject to the risk of loss arising from fires. Although we have implemented industry acceptable risk management controls at our manufacturing locations, the risk of fire associated with these materials cannot be completely eliminated and, in the past, we have had minor interruptions in production as a result of fire. We maintain insurance policies to guard against losses caused by fire. While we believe our insurance coverage for damage to our property and disruption of our business due to fire is adequate, we cannot assure you that it would be sufficient to cover all of our potential losses. If any of our fabs were to be damaged or cease operations as a result of a fire, it would temporarily reduce manufacturing capacity and seriously harm our company.

  Our failure to comply with certain environmental regulations could seriously harm our company.

     We are subject to a variety of laws and governmental regulations in Singapore relating to the use, discharge and disposal of toxic or otherwise hazardous materials used in our production process. While we believe that we are currently in compliance in all material respects with such laws and regulations, if we fail to
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

use, discharge or dispose of hazardous materials appropriately, our company could be subject to substantial liability or could be required to suspend or adversely modify our manufacturing operations. In addition, we could be required to pay for the cleanup of our properties if they are found to be contaminated even if we are not responsible for the contamination. We maintain insurance policies to guard against losses resulting from environmental harm caused by our company. While we believe our insurance coverage is adequate, we cannot assure you that it would be sufficient to cover all our potential losses.

RISKS RELATING TO OUR INFRASTRUCTURE

  Risk factors relating to the construction of new fabrication plants.

     Where we expand by constructing new fabrication plants, there will be certain uncontrollable events that could delay the project or increase the cost of construction, even if we take the project management and planning steps we believe are necessary to complete the new fabrication plants on schedule and within budget. Such potential events include:

     - a major design and/or construction change caused by changes to the initial building space utilization plan or equipment layout;

     - technological, capacity and other changes to our plans for new fabrication plants necessitated by changes in market conditions;

     - shortages and late delivery of building materials and facility equipment;

     - a long and intensive wet season that limits construction;

     - a shortage of foreign construction workers or a change in immigration laws preventing such workers from entering Singapore;

     - strikes and labor disputes;

     - on-site construction problems such as industrial accidents, fires and structural collapse; and

     - delays in securing the necessary governmental approvals and land lease.

  We depend on key personnel and, due to the strong demand in Singapore for skilled labor, may have difficulty attracting sufficient numbers of skilled employees.

     Our success depends to a significant extent upon the continued service of our key senior executives and our engineering, marketing, customer services, manufacturing, support and other personnel. In addition, in connection with our growth plans, we are likely to need a greater number of experienced engineers and other employees in the future. The competition for skilled employees is intense. Due to the current shortage of experienced personnel in Singapore, we must recruit our personnel internationally. This is more expensive than hiring personnel locally, and therefore increases our operating costs. As of December 31, 2000, a majority of our employees were citizens of countries other than Singapore. We expect demand for personnel in Singapore to increase significantly in the future as new wafer fabrication facilities, including those of our competitors, are established in Singapore. If we were to lose the services of any of our existing key personnel without adequate replacements, or were unable to attract and retain new experienced personnel as we grow, it could seriously harm our company. We do not carry "key person" life insurance on any of our personnel.

  We may not be able to manage our growth, which could seriously harm our company.

     Until the end of 2000, we have experienced a period of significant growth. This growth has placed, and our future growth will place, a significant strain on our managerial, technical, financial, production, operational and other resources. In particular, by expanding our manufacturing facilities and equipping new facilities we may create additional capacity at our fabs, which, if not utilized, would reduce our profitability and could seriously harm our company.

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RISKS RELATED TO INVESTMENTS IN A CONTROLLED CORPORATION

  Singapore Technologies controls our company and its interests may conflict with the interests of our other shareholders.

     As of December 31, 2000, ST and its affiliates beneficially own approximately 60.8% of our outstanding ordinary shares. As a result, ST is able to exercise control over many matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions.

     ST also provides us with financing, guarantees some of our debt and enters into forward foreign exchange contracts with us. While we believe that ST will continue to provide us credit and other support, ST has no obligation to do so and the availability and the amount of its support may not be at the same levels as previously provided.

     We also have contractual and other business relationships with ST and its affiliates and may engage in transactions from time to time that are material to us. Although the Audit Committee of our Board of Directors will review all material transactions between our company and ST, circumstances may arise in which the interests of ST and its affiliates could conflict with the interests of our other shareholders. Because ST and its affiliates own a significant portion of our ordinary shares, they could delay or prevent a change in control of our company, even if a transaction of that nature would be beneficial to our other shareholders. Our Articles of Association do not contain a provision requiring that ST and its affiliates own at least a majority of our ordinary shares.

RISKS RELATED TO INVESTMENT IN A FOREIGN CORPORATION

  We operate internationally and are therefore affected by problems in other countries.

     Our principal customers are located in the United States, Europe and Taiwan and our principal vendors are located in the United States, Japan and Europe. As a result, we are affected by economic and political conditions in those countries, including:

     - fluctuations in the value of currencies;

     - changes in labor conditions;

     - longer payment cycles;

     - greater difficulty in collecting accounts receivable;

     - burdens and costs of compliance with a variety of foreign laws;

     - political and economic instability;

     - increases in duties and taxation;

     - imposition of restrictions on currency conversion or the transfer of funds;

     - limitations on imports or exports;

     - expropriation of private enterprises; and

     - reversal of the current policies (including favorable tax and lending policies) encouraging foreign investment or foreign trade by our host countries.

     The geographical distances between Asia, the Americas and Europe also create a number of logistical and communications challenges. Although we have not experienced any serious harm in connection with our international operations, we cannot assure you that such problems will not arise in the future.

  Economic conditions in the geographical locations in which our customers and their markets are located may have a negative impact on our revenue.

     A significant portion of our revenue is derived from sales to customers whose semiconductors are used in products that are sold in the U.S., Europe, Japan, Taiwan and other countries in East and Southeast Asia.
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

Our results of operations in the future could be negatively impacted if the economic environment in these countries deteriorates. For example, in 1998, many countries in Asia experienced considerable currency volatility and depreciation, high interest rates and declining asset values. As a result, there was a general decline in business and consumer spending and a decrease in economic growth as compared with prior years. Although Singapore was not materially affected by these events, our results of operations in 1998 were affected by overall regional economic conditions because demand for semiconductor products generally rises as the overall level of economic activity increases and falls as activity decreases. More recently, the U.S. is experiencing a general slow down in economic growth as compared to prior years, and this has caused a decline in the demand for the products of our customers, which in turn has resulted in a decrease in demand for semiconductor wafers by our customers that are located in or that have markets in the U.S.

  Exchange rate fluctuations may affect the value of our securities.

     Our financial statements are prepared in U.S. dollars. Our net revenue is generally denominated in U.S. dollars and our operating expenses are generally incurred in U.S. dollars and Singapore dollars. Our capital expenditures are generally denominated in U.S. dollars, Japanese yen, Singapore dollars and other currencies. Although we hedge a portion of the resulting net foreign exchange position through the use of forward exchange contracts, we are still affected by fluctuations in exchange rates among the U.S. dollar, the Japanese yen, the Singapore dollar and other currencies. We are particularly affected by fluctuations in the exchange rate between the U.S. dollar and the Singapore dollar. For example, in 2000, substantially all of our revenue and approximately 75.7% of our cost of revenue were denominated in U.S. dollars. If the Singapore dollar strengthens against the U.S. dollar by 2.0%, our cost of revenue will increase by 0.5%. Likewise, if the Singapore dollar weakens against the U.S. dollar by 2.0%, our cost of revenue will decrease by 0.5%. Any significant fluctuation in exchange rates may harm our company. In addition, fluctuations in the exchange rate between the U.S. dollar and the Singapore dollar will affect the U.S. dollar value of our securities, and the value of any cash dividends if paid in U.S. or Singapore dollars.

  Our public shareholders may have more difficulty protecting their interests than they would as shareholders of a U.S. corporation.

     Our corporate affairs are governed by our Memorandum and Articles of Association and by the laws governing corporations incorporated in Singapore. The rights of our shareholders and the responsibilities of the members of our Board of Directors under Singapore law may be different from those applicable to a corporation incorporated in the United States. Therefore, our public shareholders may have more difficulty in protecting their interests in connection with actions taken by our management, members of our Board of Directors or our controlling shareholders than they would as shareholders of a corporation incorporated in the United States. For example, controlling shareholders in United States corporations are subject to fiduciary duties while controlling shareholders in Singapore corporations are not subject to such duties.

  It may be difficult for you to enforce any judgment obtained in the United States against us or our affiliates.

     Our company is incorporated under the laws of the Republic of Singapore. Many of our directors and executive officers, and some of the experts named in this document, reside outside the United States. In addition, virtually all of our assets and the assets of those persons are located outside the United States. As a result, it may be difficult to enforce in or out of the United States any judgment obtained in the United States against us or any of these persons, including judgments based upon the civil liability provisions of the United States securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon United States securities laws.

     We have been advised by Allen & Gledhill, our Singapore legal counsel, that judgments of U.S. courts based on the civil liability provisions of the federal securities laws of the United States are not enforceable in Singapore courts. Allen & Gledhill has also advised us that there is doubt as to whether Singapore courts will enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States.

  Singapore law contains provisions that could discourage a takeover of our company.

     The Companies Act (Chapter 50) of Singapore, or the Companies Act, and the Singapore Code on Takeovers and Mergers contain certain provisions that may delay, deter or prevent a future takeover or change in control of our company. Any person acquiring an interest, either on his or her own or together with parties acting in concert with him or her, in 25% or more of our voting shares must extend a takeover offer for the remaining voting shares in accordance with the Singapore Code on Takeovers and Mergers. A takeover offer is also required to be made if a person holding between 25% and 50% (both inclusive) of the voting rights (either on his or her own or together with parties acting in concert with him or her) acquires an additional 3% of our voting shares in any 12-month period. The preceding provisions may discourage or prevent certain types of transactions involving an actual or threatened change of control of our company. This may harm you because a transaction of that kind may allow you to sell your shares at a price above the prevailing market price.

RISKS RELATED TO OUR SECURITIES AND OUR TRADING MARKET

  The future sales of securities by our company or existing shareholders may hurt the price of our securities.

     If we or our shareholders sell a large number of our securities in the public market (including sales under this prospectus), the trading price of such securities could decrease dramatically. Any perception that these sales could occur could also result in a dramatic decline in the trading price of our securities. These sales also might make it more difficult for us to sell securities in the future at a time and at a price that we deem appropriate. As of February 28, 2001, we had an aggregate of 1,380,266,279 ordinary shares outstanding (including ordinary shares represented by ADSs). ST and its affiliates own 839,076,380 of our outstanding ordinary shares. All of our outstanding shares are freely tradable in Singapore and in the United States (in the form of ADSs), except that the shares owned by our affiliates, including ST and its affiliates, may only be sold in the United States if registered or if they qualify for an exemption from registration, including under Rule 144 under the Securities Act of 1933. ST and its affiliate are registering an indeterminate number of ordinary shares up to a total dollar amount of $1,000,000,000 pursuant to the registration statement of which this prospectus is a part.

  The market prices of our securities have been and may continue to be highly volatile.

     The market prices of our securities have fluctuated widely and may continue to do so. For example, from our initial public offering in October 1999 through February 28, 2001, the trading price of our ADSs has ranged from a high of $105.75 per ADS to a low of $24.875 per ADS. During the same period, the trading price of our ordinary shares has ranged from a high of S$18.50 per ordinary share to a low of S$4.40 per ordinary share. Many factors could cause the market prices of our securities to rise and fall. Some of these factors include:

     - actual or anticipated variations in our quarterly operating results;

     - announcements of technological innovations;

     - changes in estimates of our performance or recommendations by financial analysts;

     - market conditions in the semiconductor industry and economy as a whole;

     - introduction of new services by us or our competitors;

     - changes in market valuations of other foundries and semiconductor companies;

     - announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures;

     - additions or departures of key personnel; and

     - other events or factors, many of which are beyond our control.

     The financial markets in the United States, Singapore and other countries have experienced significant price and volume fluctuations, and market prices of technology companies have been and continue to be extremely volatile. Volatility in the prices of our securities may be caused by factors outside of our control and may be unrelated or disproportionate to our operating results. In the past, following periods of volatility in the market price of a public company's securities, securities class action litigation has often been instituted against that company. Such litigation could result in substantial costs and a diversion of our management's attention and resources.

 The Singapore securities market is relatively small and more volatile than U.S. markets and may cause the market price of our securities to fluctuate.

     The Singapore Exchange Securities Trading Limited, or the Singapore Exchange, is relatively small and more volatile than stock exchanges in the United States and certain other European countries. As of December 31, 2000, there were 388 Singapore companies listed on the Main Board of the Singapore Exchange and the aggregate market capitalization of listed equity securities of these companies was approximately $224 billion. For the year ended December 31, 2000, the average daily equity trading value on the Singapore Exchange (including shares traded on the CLOB International trading system) was approximately $380 million, with an annualized aggregate trading value of approximately $95 billion. The relatively small market capitalization of, and trading volume on, the Singapore Exchange may cause the market price of securities of Singapore companies, including our securities, to fluctuate in both the domestic and the international markets.

 New investors in our company may experience immediate and substantial dilution.

     The purchase price of any ordinary shares (including ordinary shares represented by ADSs) offered may be substantially higher than the net tangible book value of our outstanding ordinary shares. Investors who purchase ordinary shares (including ordinary shares represented by ADSs) in the offering may therefore experience immediate and significant dilution in the tangible net book value of their investment.

 An active or liquid market for the securities is not assured.

     We cannot predict the extent to which an active, liquid public trading market for our securities will develop or how liquid that market will be. Active, liquid trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. Liquidity of a securities market is often a function of the volume of the securities that are publicly held by unrelated parties. With regard to ADSs, although our ADS holders are entitled to withdraw the ordinary shares underlying the ADSs from the depositary at any time, there is no public market for our ordinary shares in the United States.

  Your voting rights with respect to the ADSs are limited by the terms of the deposit agreement for the ADSs.

     Holders may exercise voting rights with respect to the ordinary shares represented by ADSs only in accordance with the provisions of the deposit agreement relating to the ADSs. There are no provisions under Singapore law or under our Articles of Association that limit ADS holders' ability to exercise their voting rights through the depositary with respect to the underlying ordinary shares. However, there are practical limitations upon the ability of ADS holders to exercise their voting rights due to the additional procedural steps involved in communicating with such holders. For example, our Articles of Association require us to notify our shareholders at least 14 days in advance of any annual general meeting unless a special resolution is to be passed at that meeting, in which case at least 21 days' notice must be given. Our ordinary shareholders will receive notice directly from us and will be able to exercise their voting rights by either attending the meeting in person or voting by proxy.

     ADS holders, by comparison, will not receive notice directly from us. Rather, in accordance with the deposit agreement, we will provide the notice to the depositary, which will in turn, as soon as practicable thereafter, mail to holders of ADSs:

     - the notice of such meeting;

     - voting instruction forms; and

     - a statement as to the manner in which instructions may be given by holders.

     To exercise their voting rights, ADS holders must then instruct the depositary how to vote their shares. Because of this extra procedural step involving the depositary, the process for exercising voting rights will take longer for ADS holders than for holders of ordinary shares. ADSs for which the depositary does not receive timely voting instructions will not be voted at any meeting.

     Except as described in this document, holders will not be able to exercise voting rights attaching to the ADSs.

  Your ability to participate in any rights offering of our company is limited.

     We may, from time to time, distribute rights to our shareholders, including rights to acquire securities under the deposit agreement relating to the ADSs. The depositary will not offer rights to holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act or are registered under provisions of the Securities Act. However, we are under no obligation to file a registration statement with respect to any such rights or underlying securities or to endeavor to cause such a registration statement to be declared effective. Accordingly, holders of our ADSs may be unable to participate in rights offerings by us and may experience dilution of their holdings as a result.

                                USE OF PROCEEDS

     Except as otherwise described in any prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, which may include capital expenditures, acquisitions, refinancings of indebtedness, working capital and repurchases/redemptions of securities.

     We will not receive any proceeds from the sale of any securities by the selling shareholders.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.

                                                                                         FOR THE
                                                                                       NINE MONTHS
                                                FISCAL YEAR ENDED DECEMBER 31,            ENDED
                                           ----------------------------------------   SEPTEMBER 30,
                                            1995    1996     1997     1998    1999        2000
                                           ------   -----    -----    -----   -----   -------------
Ratio of earnings to fixed charges.......   10.10X   6.33X      --       --    0.88X       6.97X
Deficiency of earnings available to cover
  fixed charges (in millions of US
  dollars)...............................      --      --    124.4    169.4     2.9          --

     For purposes of calculating the ratio of earnings to fixed charges and the deficiency, if any, earnings consists of income (loss) before income taxes, minority interest, and equity in income (loss) of equity affiliates, plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consists of interest expensed and capitalized, plus amortization of capitalized expenses related to indebtedness, plus one-third of rental expenses on operating leases (such amounts representing the interest portion of rental expense). No preference dividends were made during the periods indicated.

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     The debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, unless otherwise specified in the applicable prospectus supplement.

     The debt securities offered hereby will be issued under an indenture between us and trustee to be named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. We have filed a copy of the indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions.

GENERAL

     The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and detailed or determined in the manner provided in an officers' certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

     We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

     - the title of the debt securities;

     - the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

     - any limit on the aggregate principal amount of the debt securities;

     - the date or dates on which we will pay the principal on the debt securities;

     - the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

     - the place or places where principal of, premium, and interest on the debt securities will be payable;

     - the terms and conditions upon which we may redeem the debt securities;

     - any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

     - the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

     - whether the debt securities will be convertible into our ordinary shares (including ordinary shares represented by ADSs) or exchangeable for other of our securities, and if so, the terms of conversion or exchange;

     - the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

     - whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

     - the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

     - the currency of denomination of the debt securities;

     - the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

     - if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

     - the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

     - any provisions relating to any security provided for the debt securities;

     - any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

     - any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

     - any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

     - any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities. (Section 2.2)

     We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

     If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

TRANSFER AND EXCHANGE

     Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the "Depositary"), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security"), as described in the applicable prospectus supplement. Except as described under "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

     Certificated Debt Securities. You may transfer or exchange certificated debt securities at the trustee's office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

     You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

     Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. We expect the Depositary to follow the following procedures with respect to book-entry debt securities:

     Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security ("participants") or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

     So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

     We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture. (Section 2.14.6)

     We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case maybe, as the registered holder of the related global debt security. (Section 2.14.5) We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of those participants.

     We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

     We have obtained the foregoing information in this section concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

NO PROTECTION IN THE EVENT OF A CHANGE OF CONTROL

     Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

COVENANTS

     Unless we state otherwise in (a) the applicable prospectus supplement and in a supplement to the indenture, (b) a board resolution, or (c) an officers' certificate delivered pursuant to the indenture, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness, or from securing any such indebtedness by a lien on any of our or our subsidiaries' property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge into any other person in a transaction in which we are not the surviving entity, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person") unless:

     - the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of Singapore or any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

     - immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

     - certain other conditions are met. (Section 5.1)

EVENTS OF DEFAULT

     "Event of Default" means with respect to any series of debt securities, any of the following:

     - default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

     - default in the payment of principal of or premium on any debt security of that series when due and payable;

     - default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

     - default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

     - an event of default under any of our debt (including a default with respect to debt securities of any series other than that series) or any subsidiary, whether that debt exists today or is created at a later date,

        - if the default results from our failure to pay the debt when it becomes due;

        - the principal amount of the debt, together with the principal amount of any other debt in default for failure to pay principal at stated final maturity or the maturity of which has been accelerated, totals $100 million or more at any one time outstanding; and

        - the debt is not discharged or the acceleration is not rescinded or annulled within 30 days after we receive written notice as provided in the indenture; provided, that if the default with respect to such debt is remedied or cured by us or waived by the holders of such debt before entry of judgment in favor of the relevant trustee, then the event of default will be deemed likewise to have been remedied, cured or waived;

     - certain events of bankruptcy, insolvency or reorganization; and

     - any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

     No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) An Event of Default may also be an event of default under our bank credit agreements in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain Events of Default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

     If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) For information as to waiver of defaults see the discussion under "-- Modification and Waiver" below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an Event of Default and the continuation of an Event of Default.

     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

     - that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

     - the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

     The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if its corporate trust committee or a committee of its responsible officers in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

MODIFICATION AND WAIVER

     We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

     - change the amount of debt securities whose holders must consent to an amendment or waiver;

     - reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

     - reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

     - reduce the principal amount of discount securities payable upon acceleration of maturity;

     - waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

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

     - make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

     - make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

     - waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities. (Section 9.3)

     Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

     Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

     This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

     Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

     - we may omit to comply with the restrictive covenants contained in Sections 4.2, 4.3 through 4.6 and Section 5.1 of the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers' certificate delivered pursuant to the indenture; and

     - Events of Default under Section 6.1(e) of the indenture will not constitute a default or an Event of Default with respect to the debt securities of that series.

     The conditions include:

     - depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

     - delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

     Covenant Defeasance and Events of Default. In the event we exercise our option not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we will remain liable for those payments.

     "Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. Dollars:

     - direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

     - obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

GOVERNING LAW

     The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.10)

                         DESCRIPTION OF ORDINARY SHARES

     Set forth below is a description of our share capital and a brief summary of the basic rights and privileges of our shareholders conferred by our Articles of Association and the laws of Singapore. This description is only a summary and is qualified by reference to Singapore law and our Articles of Association, as amended, a copy of which is filed as an exhibit to the registration statement we filed on Form F-1 on October 4, 1999 (Registration No. 333-88397), and is incorporated herein by reference.

ORDINARY SHARES

     Our authorized capital is S$800,000,000.540 consisting of 3,076,923,079 ordinary shares of par value S$0.26 each. We have only one class of shares, namely, the ordinary shares, which have identical rights in all respects and rank equally with one another. Our Articles of Association provide that we may issue shares of a different class with preferential, deferred, qualified or other special rights, privileges or conditions as our Board of Directors may determine and may issue preference shares which are, or at our option are, subject to redemption, subject to certain limitations. Our directors may issue shares at a premium. If shares are issued at a premium, a sum equal to the aggregate amount or value of the premium will, subject to certain exceptions, be transferred to a share premium account.

     As of February 28, 2001, 1,380,266,279 ordinary shares were issued and outstanding. All of our ordinary shares are in registered form. We may, subject to the provisions of the Companies Act, purchase our own
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

ordinary shares. However, we may not, except in circumstances permitted by the Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own ordinary shares.

NEW ORDINARY SHARES

     New ordinary shares may only be issued with the prior approval in a general meeting of our shareholders. The approval, if granted, will lapse at the conclusion of the annual general meeting following the date on which the approval was granted. Our shareholders have given us general authority to issue any remaining approved but unissued ordinary shares prior to our next annual general meeting. Subject to the foregoing, the provisions of the Companies Act and any special rights attached to any class of shares currently issued, all new ordinary shares are under the control of our Board of Directors who may allot and issue the same with such rights and restrictions as it may think fit. Our shareholders are not entitled to pre-emptive rights under the Articles of Association or Singapore law.

SHAREHOLDERS

     Only persons who are registered in our register of shareholders and, in cases in which the person so registered is The Central Depository (Pte) Limited, or the CDP, the persons named as the depositors in the depository register maintained by the CDP for our ordinary shares, are recognized as shareholders. We will not, except as required by law, recognize any equitable, contingent, future or partial interest in any ordinary share or other rights for any ordinary share other than the absolute right thereto of the registered holder of the ordinary share or of the person whose name is entered in the depository register for that ordinary share. We may close the register of shareholders for any time or times if we provide the Registrar of Companies and Businesses of Singapore at least 14 days' notice. However, the register may not be closed for more than 30 days in aggregate in any calendar year. We typically close the register to determine shareholders' entitlement to receive dividends and other distributions for no more than 10 days a year.

TRANSFER OF ORDINARY SHARES

     There is no restriction on the transfer of fully paid ordinary shares except where required by law. Our Board of Directors may only decline to register any transfer of ordinary shares which are not fully paid shares or ordinary shares on which we have a lien. Ordinary shares may be transferred by a duly signed instrument of transfer in any form acceptable to our Board of Directors. Our Board of Directors may also decline to register any instrument of transfer unless, among other things, it has been duly stamped and is presented for registration together with the share certificate and such other evidence of title as they may require. We will replace lost or destroyed certificates for ordinary shares if we are properly notified and if the applicant pays a fee which will not exceed S$2 and furnishes any evidence and indemnity that our Board of Directors may require.

GENERAL MEETINGS OF SHAREHOLDERS

     We are required to hold an annual general meeting every year. Our Board of Directors may convene an extraordinary general meeting whenever it thinks fit and must do so if shareholders representing not less than 10% of the total voting rights of all shareholders request in writing that such a meeting be held. In addition, two or more shareholders holding not less than 10% of our issued share capital may call a meeting. Unless otherwise required by law or by our Articles of Association, voting at general meetings is by ordinary resolution, requiring an affirmative vote of a simple majority of the votes cast at that meeting. An ordinary resolution suffices, for example, for the appointment of directors. A special resolution, requiring the affirmative vote of at least 75% of the votes cast at the meeting, is necessary for certain matters under Singapore law, including the voluntary winding up of the company, amendments to our Memorandum and Articles of Association, a change of our corporate name and a reduction in our share capital, share premium account or capital redemption reserve fund. We must give at least 21 days' notice in writing for every general meeting convened for the purpose of passing a special resolution. Ordinary resolutions generally require at least 14 days' notice in writing. The notice must be given to every shareholder who has supplied us with an address

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

in Singapore for the giving of notices and must set forth the place, the day and the hour of the meeting and, in the case of special business, the general nature of that business.

VOTING RIGHTS

     A shareholder is entitled to attend, speak and vote at any general meeting, in person or by proxy. A proxy need not be a shareholder. A person who holds ordinary shares through the CDP book-entry clearance system will only be entitled to vote at a general meeting as a shareholder if his name appears on the depository register maintained by the CDP 48 hours before the general meeting. Except as otherwise provided in our Articles of Association, two or more shareholders holding at least 33 1/3% of our issued and outstanding ordinary shares must be present in person or by proxy to constitute a quorum at any general meeting. Under our Articles of Association, on a show of hands, every shareholder present in person and each proxy shall have one vote, and on a poll, every shareholder present in person or by proxy shall have one vote for each ordinary share held. A poll may be demanded in certain circumstances, including by the chairman of the meeting or by any shareholder present in person or by proxy.

DIVIDENDS

     We may, by ordinary resolution, declare dividends at a general meeting, but we may not pay dividends in excess of the amount recommended by our Board of Directors. We must pay all dividends out of our profits or pursuant to Section 69 of the Companies Act. Our Board of Directors may also declare an interim dividend. All dividends are paid pro rata among the shareholders in proportion to the amount paid up on each shareholder's ordinary shares, unless the rights attaching to an issue of any ordinary share provides otherwise. Unless otherwise directed, dividends are paid by check or warrant sent through the post to each shareholder at his registered address. Notwithstanding the foregoing, our payment to the CDP of any dividend payable to a shareholder whose name is entered in the depository register shall, to the extent of payment made to the CDP, discharge us from any liability to that shareholder in respect of that payment.

BONUS AND RIGHTS ISSUE

     Our Board of Directors may, with the approval of our shareholders at a general meeting, capitalize any reserves or profits (including profit or monies carried and standing to any reserve or to the share premium account) and distribute the same as bonus shares credited as paid-up to the shareholders in proportion to their shareholdings. Our Board of Directors may also issue rights to take up additional ordinary shares to shareholders in proportion to their shareholdings. Such rights are subject to any conditions attached to such issue.

TAKEOVERS

     The Companies Act and the Singapore Code on Takeovers and Mergers regulate the acquisition of ordinary shares of public companies and contain certain provisions that may delay, deter or prevent a future takeover or change in control of our company. Any person acquiring an interest, either on his own or together with parties acting in concert with him, in 25% or more of our voting shares must extend a takeover offer for the remaining voting shares in accordance with the provisions of the Singapore Code on Takeovers and Mergers. "Parties acting in concert" include a company and its related and associated companies, a company and its directors (including their relatives), a company and its pension funds, a person and any investment company, unit trust or other fund whose investment such person manages on a discretionary basis, and a financial advisor and its client in respect of shares held by the financial advisor and shares held by funds managed by the financial advisor on a discretionary basis where the shareholdings of the financial advisor and any of those funds in the client total 10% or more of the client's equity share capital. An offer for consideration other than cash must be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror within the preceding 12 months. A mandatory takeover offer is also required to be made if a person holding, either on his own or together with parties acting in concert with him, between 25% and 50% of the voting shares acquires additional voting shares representing more than 3% of the voting shares in any 12 month period.
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

LIQUIDATION OR OTHER RETURN OF CAPITAL

     If our company liquidates or in the event of any other return of capital, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings, subject to any special rights attaching to any other class of shares.

INDEMNITY

     As permitted by Singapore law, our Articles of Association provide that, subject to the Companies Act, we will indemnify our Board of Directors and officers against any liability incurred in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to have been done as an officer, director or employee. We may not indemnify directors and officers against any liability which by law would otherwise attach to them in respect of any negligence, wilful default, breach of duty or breach of trust of which they may be guilty in relation to our company.

LIMITATIONS ON RIGHTS TO HOLD OR VOTE SHARES

     Except as described in "-- Voting Rights" and "-- Takeovers" above, there are no limitations imposed by Singapore law or by our Articles of Association on the rights of non-resident shareholders to hold or vote ordinary shares.

SUBSTANTIAL SHAREHOLDINGS

     Under the Companies Act, a person has a substantial shareholding in a company if he has an interest (or interests) in one or more voting shares in the company and the nominal amount of that share (or the aggregate amount of the nominal amounts of those shares) is not less than 5 per cent. of the aggregate of the nominal amount of all voting shares in the company. A person having a substantial shareholding in a company is required to make certain disclosures under the Companies Act, including the particulars of his interests in that company and the circumstances by which he has such interests.

MINORITY RIGHTS

     The rights of minority shareholders of Singapore-incorporated companies are protected under Section 216 of the Companies Act, which gives the Singapore courts a general power to make any order, upon application by any shareholder of our company, as they think fit to remedy any of the following situations:

     - our affairs are being conducted or the powers of our Board of Directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of our shareholders; or

     - we take an action, or threaten to take an action, or the shareholders pass a resolution, or threaten to pass a resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of our shareholders, including the applicant.

     Singapore courts have wide discretion as to the reliefs they may grant and those reliefs are in no way limited to those listed in the Companies Act itself. Without prejudice to the foregoing, Singapore courts may:

     - direct or prohibit any act or cancel or vary any transaction or resolution;

     - regulate our affairs in the future;

     - authorize civil proceedings to be brought in the name of, or on behalf of, the company by a person or persons and on such terms as the court may direct;

     - provide for the purchase of a minority shareholder's shares by our other shareholders or by our company and, in the case of a purchase of shares by us, a corresponding reduction of our share capital;

     - provide that our Memorandum or Articles of Association be amended; or

     - provide that our company be wound up.

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

                   DESCRIPTION OF AMERICAN DEPOSITARY SHARES

     ADSs represent ownership interests in securities that are on deposit with a depositary bank. Citibank, N.A., located at 111 Wall Street, New York, New York 10043, is the depositary bank for our ADSs. ADSs are normally represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. Our custodian is Citibank Nominees Singapore Pte Ltd, located at 300 Tampines Avenue #07-00, Tampines Junction, Singapore 529653.

     We appointed Citibank, N.A. as our depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a registration statement on Form F-6. You may obtain a copy of the deposit agreement as indicated above under "Where You Can Find More Information."

     The following is a summary description of the ADSs and your rights as an owner of ADSs. Please note that your rights and obligations as an owner of ADSs will be determined by the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety as well as the form of ADR attached to the deposit agreement.

     Each ADS represents ten ordinary shares on deposit with the custodian bank. An ADS also represents any other property received by the depositary or the custodian on behalf of the owner of the ADS that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

     If you become an owner of an ADS, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. Although the deposit agreement is governed by New York law, our obligations to the holders of our ordinary shares will continue to be governed by the laws of Singapore, which may be different from the laws in the United States.

     As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name or through a brokerage or safekeeping account. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Please consult with your broker or bank to determine what those procedures are. This summary description assumes you have opted to own the ADSs directly by means of an ADR registered in your name.

ISSUANCE OF ADSS UPON DEPOSIT OF ORDINARY SHARES

     The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian.

     The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

     When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

     - your ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

     - all preemptive and similar rights, if any, with respect to your ordinary shares have been validly waived or exercised;

     - you are duly authorized to deposit the ordinary shares;

     - your ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, except as provided in the deposit agreement, "restricted securities" (as defined in the deposit agreement); and

     - the ordinary shares presented for deposit have not been stripped of any rights or entitlements.

     If any of the representations or warranties are false in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

WITHDRAWAL OF ORDINARY SHARES UPON CANCELLATION OF ADSS

     As a holder of ADSs, you will be entitled to present your ADSs to the depositary for cancellation and then receive the underlying ordinary shares at the custodian's offices. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

     If you hold an ADR registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and certain other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. As noted above, the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

     You will have the right to withdraw the ordinary shares represented by your ADSs at any time subject to:

     - temporary delays that may arise because the transfer books for the ordinary shares or the ADSs are closed or when ordinary shares are immobilized as a result of a shareholders' meeting or a payment of dividends, if any;

     - your obligation to pay fees, taxes and similar charges; and

     - restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

     The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

DIVIDENDS AND DISTRIBUTIONS

     As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

DISTRIBUTIONS OF CASH

     Whenever we make a cash distribution for the securities on deposit with the custodian, we will notify the depositary. Upon receipt of such notice, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to holders.

     The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property, such as undistributed rights, held by the custodian in respect of securities on deposit.

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

DISTRIBUTIONS OF ORDINARY SHARES

     Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will notify the depositary bank. Upon receipt of such notice, the depositary bank will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

     The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new ordinary shares so distributed.

     New ADSs will not be distributed if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it will use its best efforts to sell the ordinary shares received and will distribute the proceeds of the sale as in the case of a distribution of cash.

ELECTIVE DISTRIBUTIONS

     Whenever we intend to distribute a dividend payable at the election of shareholders, either in cash or in additional shares, we will give prior notice of the distribution to the depositary and will indicate whether we wish the distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practical.

     The depositary will make the election available to you only if it is reasonably practical and if we have provided the depositary all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

     If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Singapore would receive for failing to make an election, as more fully described in the deposit agreement.

DISTRIBUTIONS OF RIGHTS

     Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

     The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs. Upon the exercise of any such rights, you may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs. Please note that the depositary bank is not obligated to establish procedures to facilitate the distribution and exercise of such rights.

     The depositary will not distribute the rights to you if:

     - we do not request that the rights be distributed to you or we ask that the rights not be distributed to you; or

     - we fail to deliver satisfactory documents to the depositary bank, such as opinions addressing the lawfulness of the transaction; or

     - it is not reasonably practicable to distribute the rights.

     The depositary will sell any rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of the sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse, in which case you will receive no value for such rights.

OTHER DISTRIBUTIONS

     Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

     If it is reasonably practicable to distribute such property to you and if we provide the depositary bank all of the documentation contemplated in the deposit agreement, it will distribute the property to you in a manner it deems practicable.

     The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

     The depositary will not distribute the property to you and will sell the property if:

     - we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

     - we do not deliver satisfactory documents to the depositary bank; or

     - the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

     The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

REDEMPTION

     Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary. If it is reasonably practicable and if we provide the depositary bank all of the documentation contemplated in the deposit agreement, the depositary will mail notice of the redemption to the holders.

     The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

CHANGES AFFECTING ORDINARY SHARES

     The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

     If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

VOTING RIGHTS

     As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described under the heading "Description of Ordinary Shares" in this prospectus.

     The depositary will mail to you any notice of shareholders' meeting received from us, together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.

     If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder's ADSs in accordance with such voting instructions.

     Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner. Securities for which no voting instructions have been received will not be voted.

FEES AND CHARGES

     As an ADS holder, you will be required to pay the following service fees to the depositary:

SERVICE                                                               FEES
-------                                                               ----
Issuance of ADSs..........................................  Up to 5c per ADS issued
Cancellation of ADSs......................................  Up to 5c per ADS canceled
Exercise of rights to purchase additional ADSs............  Up to 5c per ADS issued
Distribution of shares or other free distributions........  Up to 5c per ADS held
Distribution of cash upon sale of rights and other
  entitlements............................................  Up to 2c per ADS held

     As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

     - fees for the transfer and registration of ordinary shares (i.e., upon deposit and withdrawal of ordinary shares);

     - expenses incurred for converting foreign currency into U.S. dollars;

     - expenses for cable, telex and fax transmissions and for delivery of securities; and

     - taxes and duties upon the transfer of securities (i.e., when ordinary shares are deposited or withdrawn from deposit).

     We have agreed to pay certain other charges and expenses of the depositary. Please note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes.

AMENDMENTS AND TERMINATION

     We may agree with the depositary to modify the deposit agreement at any time without your consent. Except in very limited circumstances enumerated in the deposit agreement, we have agreed to give holders 30 days' prior notice of any modifications that would prejudice any of their substantial rights under the deposit agreement.

     You will be bound by any modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs, except as permitted by law.

     We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination.

     Upon termination of the deposit agreement, the following will occur:

     - for a period of six months after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the ordinary shares represented by your ADSs and the delivery of all other property held by the depositary in respect of those ordinary shares on the same terms as prior to the termination. During such six month period, the depositary bank will continue to collect all distributions received on the ordinary shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs; and

     - after the expiration of such six month period, the depositary may sell the securities held on deposit. The depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding.

BOOKS OF DEPOSITARY

     The depositary will maintain ADS holder records at its depositary office. You may inspect these records at the depositary's office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

     The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

LIMITATIONS ON OBLIGATIONS AND LIABILITIES

     The deposit agreement limits our obligations and the depositary's obligations to you. We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith. Please note the following:

     - The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

     - The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

     - We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

     - We and the depositary disclaim any liability if we are prevented or forbidden from acting on account of any law or regulation, any provision of our Memorandum and Articles of Association, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond our control.

     - We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our Memorandum and Articles of Association or in any provisions of securities on deposit.

     - We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representative thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

     - We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

     - We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

PRE-RELEASE TRANSACTIONS

     The depositary may, under certain circumstances, issue ADSs before receiving a deposit of ordinary shares or release ordinary shares before receiving ADSs. These transactions are commonly referred to as "pre-release transactions." The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The deposit agreement requires that the ADSs be fully collateralized before any ADSs are pre-released. The depositary may retain the compensation received from the pre-release transactions.

TAXES

     You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

     The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained by you.

FOREIGN CURRENCY CONVERSION

     The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

     If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

     - convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

     - distribute the foreign currency to holders for whom the distribution is lawful and practical; and

     - hold the foreign currency, without liability for interest, for the applicable holders.

                        DESCRIPTION OF PREFERENCE SHARES

     Our Articles of Association provide that we may issue shares of a different class with preferential, deferred, qualified or other special rights, privileges or conditions as our Board of Directors may determine and may issue preference shares which are, or at our option are, subject to redemption, subject to certain limitations. The transfer agent, registrar, and dividend disbursement agent for a series of preference shares will be named in a prospectus supplement. The registrar for preference shares, if any, will send notices to shareholders of any meetings at which holders of the preference shares have the right to elect directors or to vote on any other matter. If we offer preference shares, the specific designations and rights will be described in a prospectus supplement and a description will be filed with the SEC. The prospectus supplement will also set forth some or all of the following terms regarding the preference shares:

     - specific designation;

     - number of shares;

     - liquidation value;

     - dividend rights;

     - liquidation and redemption rights;

     - voting rights;

     - other rights, including conversion or exchange rights, if any; and

     - any other specific terms.

                            DESCRIPTION OF WARRANTS

     We may issue warrants, including warrants to purchase ordinary shares, ADSs, preference shares, debt securities or other securities. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. The terms of warrants will be set forth in a prospectus supplement which will describe, among other things:

     - the designation of the warrants;

     - the securities into which the warrants are exercisable;

     - the exercise price;

     - the aggregate number of warrants to be issued;

     - the principal amount of securities purchasable upon exercise of each warrant;

     - the price or prices at which each warrant will be issued;

     - the procedures for exercising the warrants;

     - the date upon which the exercise of warrants will commence;

     - the expiration date; and

     - any other material terms of the warrants.

                              SELLING SHAREHOLDERS

     The selling shareholders may be ST or its affiliate Singapore Technologies Semiconductors Pte Ltd (or any of their respective pledgees or donees). The selling shareholders may offer, in the aggregate, an indeterminate number of ordinary shares (directly or in the form of ADSs) up to a total dollar amount of $1,000,000,000. As of February 28, 2001, the selling shareholders own, in the aggregate, 839,076,380 of our ordinary shares, representing 60.8% of our outstanding ordinary shares. The prospectus supplement for any offering of the ordinary shares (directly or in the form of ADSs) by the selling shareholders will include the following information:

     - the names of the selling shareholders;

     - the number of ordinary shares (directly or in the form of ADSs) held by each of the selling shareholders;

     - the percentage of ordinary shares (directly or in the form of ADSs) held by each of the selling shareholders; and

     - the number of ordinary shares (directly or in the form of ADSs) offered by each of the selling shareholders.

                              PLAN OF DISTRIBUTION

     We and/or the selling shareholders may sell or distribute the securities:

     - through underwriters;

     - through agents;

     - to dealers; or

     - directly to one or more purchasers.

     In particular, the selling shareholders (including any donee or pledgee thereof) may sell or distribute their ordinary shares (directly or in the form of ADSs) from time to time in one or more public or private transactions, including:

     - block trades;

     - on any exchange or in the over-the-counter market;

     - in transactions otherwise than on an exchange or in the over-the-counter market;

     - through the writing of put or call options relating to such securities;

     - the short sales of such securities;

     - through the lending of such securities;

     - through the distribution of such securities by any selling shareholder to its partners, members or shareholders; or

     - through a combination of any of the above.

     Any sale or distribution may be effected by us or the selling shareholders:

     - at market prices prevailing at the time of sale;

     - at prices related to such prevailing market prices;

     - at varying prices determined at the time of sale; or

     - at negotiated or fixed prices.

     A prospectus supplement will set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us and/or the selling shareholders from such sales, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

THROUGH UNDERWRITERS

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the securities if any are purchased.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities then offered, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

THROUGH AGENTS OR TO DEALERS

     We and/or the selling shareholders may sell the securities directly or through agents we and/or the selling shareholders designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named, and any commissions payable by us and/or the selling shareholders to an agent will be set forth, in a prospectus supplement relating thereto. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If dealers are used in any of the sales of securities covered by this prospectus, we and/or the selling shareholders will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale. The names of the dealers and the terms of the transactions will be set forth in a prospectus supplement.

DIRECT SALES

     We and/or the Selling Shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof. The terms of any such sales will be described in a prospectus supplement.

DELAYED DELIVERY

     If so indicated in a prospectus supplement, we and/or the selling shareholders will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us and/or the selling shareholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

GENERAL

     Agents, dealers, selling shareholders and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and/or the selling shareholders and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us and/or the selling shareholders to indemnification by us and/or the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our and/or the selling shareholders' behalf.

     Selling shareholders also may resell all or a portion of their ordinary shares (in the form of ADSs) in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

     Any debt securities, preference shares or warrants may, but are not expected to, be listed on any securities exchange.

                                 LEGAL MATTERS

     Some legal matters relating to the validity of the debt securities and the warrants will be passed upon by Latham & Watkins. The validity of our ordinary shares and preference shares will be passed upon by Allen & Gledhill, our Singapore counsel. Latham & Watkins may rely upon Allen & Gledhill with respect to some matters governed by Singapore law.

                                    EXPERTS

     Our consolidated financial statements as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

SEC registration fee........................................  $1,000,000
*Printing Fees..............................................     900,000
*Legal fees and expenses....................................     300,000
*Accounting fees and expenses...............................     300,000
*Blue sky fees and expenses (including legal fees)..........      15,000
*Trustee/Issuing & Paying Agent Fees and Expenses...........      10,000
*Transfer agent fees & expenses.............................      10,000
*Marketing Expenses.........................................     600,000
*Miscellaneous..............................................      15,000
                                                              ----------
          Total.............................................  $3,150,000
                                                              ==========

---------------
* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Association provide that all of our directors, secretaries and other officers shall be indemnified by our company against all costs, charges, losses, expenses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto, including any liabilities incurred in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as a director, secretary or other officer of our company. Our Articles of Association further provide that none of our directors, secretaries or other officers shall be liable:

     - for the acts, receipts, neglects or defaults of any other director or officer,

     - for joining in any receipt or other act for conformity, for any loss or expense happening to our company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of our company,

     - for the insufficiency or deficiency of any security in or upon which any of the moneys of our company shall be invested,

     - for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left, or

     - for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of their office or in relation thereto,

unless the same shall happen through their own negligence, wilful default, breach of duty or breach of trust.

     The indemnification provisions in our Articles of Association provide for indemnification of our officers and directors to the maximum extent permitted under the Companies Act (Chapter 50) of Singapore.

     We also have directors and officers insurance providing indemnification for certain of our directors, officers, affiliates and employees for certain liabilities.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------
    4.1   --  Form of Indenture.
   *4.2   --  Specimen certificate for ordinary shares.
  **4.3   --  Deposit Agreement dated November 4, 1999 by and among the
              Registrant, Citibank, N.A. and the holders and beneficial
              owners of American Depositary Shares evidenced by American
              Depositary Receipts issued thereunder (including as an
              exhibit, the form of American Depositary Receipt).
 ***4.4   --  Form of debt security.
 ***4.5   --  Form of specimen certificate for preference shares.
 ***4.6   --  Form of warrant agreement.
 ***4.7   --  Form of warrant certificate.
    5.1   --  Form of Opinion of Allen & Gledhill regarding the validity of the equity securities.
    5.2   --  Form of Opinion of Latham & Watkins regarding the validity of warrants and debt securities.
   12     --  Statement regarding computation of ratios.
   23.1   --  Consent of KPMG.
   23.2   --  Consent of Allen & Gledhill (included in Exhibit 5.1).
   23.3   --  Consent of Latham & Watkins (included in Exhibit 5.2).
   24     --  Powers of Attorney (included as part of signature page).
***25     --  Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939 for Debt.

---------------

  * Filed as an exhibit to the Company's Registration Statement on Form F-1 filed with the SEC on October 4, 1999 (Registration No. 333-88397), which exhibit is incorporated herein by reference.
 ** Filed as an exhibit to the Company's Current Report on Form 6-K dated
    November 23, 1999 (File No. 000-27811), which exhibit is incorporated herein by reference.
*** To be filed by a report on Form 6-K.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) To file a post-effective amendment to this registration statement to include any financial statements required by Item 8A of Form 20-F at the start of any delayed offering or throughout a continuous offering unless such financial statements or information are contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance or the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Republic of Singapore, on this 12th day of March, 2001.

                                          CHARTERED SEMICONDUCTOR
                                          MANUFACTURING LTD

                                          By:      /s/ CHIA SONG HWEE
                                            ------------------------------------
                                                       Chia Song Hwee
                                                Senior Vice President, Chief
                                                      Financial Officer
                                              and Chief Administrative Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Barry Waite, Chia Song Hwee, Sum Soon Lim and Lim Ming Seong as attorneys-in-fact with the power of substitution, for him or her in any and all capacities, to sign any amendment to this registration statement (including post-effective amendments and registration statements), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting to said attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts or each of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated:

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                    /s/ HO CHING                       Chairman of the Board            March 12, 2001
-----------------------------------------------------
                      Ho Ching

                 /s/ LIM MING SEONG                    Deputy Chairman of the Board     March 12, 2001
-----------------------------------------------------
                   Lim Ming Seong

                   /s/ BARRY WAITE                     President and Chief Executive    March 12, 2001
-----------------------------------------------------    Officer (principal executive
                     Barry Waite                         officer)

                 /s/ CHIA SONG HWEE                    Senior Vice President, Chief     March 12, 2001
-----------------------------------------------------    Financial Officer and Chief
                   Chia Song Hwee                        Administrative Officer
                                                         (principal financial and
                                                         accounting officer)

                  /s/ SUM SOON LIM                     Director                         March 12, 2001
-----------------------------------------------------
                    Sum Soon Lim

               /s/ JAMES H. VAN TASSEL                 Director                         March 12, 2001
-----------------------------------------------------
                 James H. Van Tassel

                 /s/ AUBREY C. TOBEY                   Director                         March 12, 2001
-----------------------------------------------------
                   Aubrey C. Tobey

             /s/ ROBERT EDMUND LA BLANC                Director                         March 12, 2001
-----------------------------------------------------
               Robert Edmund La Blanc

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                  /s/ ANDRE BORREL                     Director                         March 12, 2001
-----------------------------------------------------
                    Andre Borrel

               /s/ CHARLES E. THOMPSON                 Director                         March 12, 2001
-----------------------------------------------------
                 Charles E. Thompson

                  /s/ KOH BENG SENG                    Director                         March 12, 2001
-----------------------------------------------------
                    Koh Beng Seng

                 /s/ TSUGIO MAKIMOTO                   Director                         March 12, 2001
-----------------------------------------------------
                   Tsugio Makimoto

                   /s/ LARRY JAMES                     Authorized Representative in     March 12, 2001
-----------------------------------------------------    the United States
                     Larry James